Exhibit 99.1

Press Release	Source: Emerson Radio Corp.
Emerson Radio Corp. and ADCOM, LLC Form Joint Venture
Monday February 25, 8:00 am ET
Joint Venture Creates Integrated Design and Manufacturing Platform With Growth Opportunities in Consumer Electronics Market
PARSIPPANY, NJ and SCOTTSDALE, AZ—(MARKET WIRE)—Feb 25, 2008 — Emerson Radio Corp. (AMEX:MSN — News) and ADCOM, LLC today announced that they have closed on a previously disclosed agreement in principle to form a joint venture, named Advanced Sound and Image, LLC, or ASI, for the primary purpose of manufacturing, selling, distributing and/or licensing audio and video equipment for the home and office.
“We believe the joint venture will result in increased creativity and innovation across our entire audio category as it matches the distinct and separate strengths of Emerson Radio and ADCOM,” said John Spielberger, President-North American Operations of Emerson. “Coupling our combined knowledge of the electronics marketplace, with ADCOM’s sophisticated products and engineering/development expertise and Emerson’s access to world class manufacturing and distribution capabilities, creates numerous growth opportunities for ASI. We believe that the long-term upside of this venture makes this an attractive opportunity for Emerson Radio and its shareholders.”
Dan Donnelly, Managing Director of ADCOM, LLC, stated, “There’s tremendous potential in combining ADCOM’s products with the resources of Emerson, a respected name in the electronics industry. The joint venture allows us to leverage each partner’s strengths to create new opportunities for growth. We look forward to working together to bring innovative products to market.”
Under the terms of the joint venture, in exchange for a controlling interest in ASI, Emerson has made a nominal upfront cash investment and has made available a secured line of credit to help capitalize ASI. ADCOM, in exchange for a non-controlling interest in ASI and nominal cash consideration, has contributed tangible and other assets to ASI and granted ASI an exclusive, worldwide royalty-free license to make, sell and distribute products incorporating ADCOM’s intellectual property, including its trademarks.
ASI will be headquartered in Emerson’s Parsippany, New Jersey office and operated from Scottsdale, Arizona.
About Emerson Radio Corp.
Emerson Radio Corporation (AMEX:MSN — News), founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, worldwide, a variety of consumer electronics and home appliances including microwaves and wine coolers, clock radios, full lines of televisions and other video products, and audio and home theater products. For more information, please visit Emerson Radio’s Web site at www.emersonradio.com.
About ADCOM, LLC
ADCOM, LLC, founded in 2002, is headquartered in Scottsdale, AZ. ADCOM is a designer, engineer and manufacturer of innovative high-end audio and home theater products for both “stand-alone” and multi-zone custom installation applications including amplifiers, preamplifiers, tuner-preamplifiers, digital processors, DVD players and AC surge suppressor/line conditioners. The ADCOM brandname has been present in the audio marketplace since 1979. ADCOM’s Web site is www.adcom.com.

Forward-Looking Statements
This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in Emerson’s reports as filed with the Securities and Exchange Commission. Emerson assumes no obligation to update the information contained in this news release.
Contact:
CONTACT:
Emerson Radio Corp.
Greenfield Pitts
Chief Financial Officer
(212) 897-5441
Investor Relations:
Robert Maffei
Investor Relations Manager
(973) 428-2098
Brainerd Communicators
Brad Edwards or Denise Roche
(212) 986-6667
Media Relations:
Brainerd Communicators, Inc.
Scott Cianciulli
(212) 986-6667